Exhibit 99.1

FIRST SAVINGS FINANCIAL GROUP, INC. REPORTS FINANCIAL RESULTS FOR FISCAL YEAR ENDED SEPTEMBER 30, 2019

Clarksville, Indiana — November 19, 2019. First Savings Financial Group, Inc. (NASDAQ: FSFG - news) (the "Company"), the holding company for First Savings Bank (the "Bank"), today reported net income of $16.2 million, or $6.82 per diluted share, for the year ended September 30, 2019 compared to net income of $10.9 million, or $4.60 per diluted share, for the year ended September 30, 2018, resulting in an increase of 48% on a per share basis.

Commenting on the Company’s quarterly performance, Larry W. Myers, President and CEO, stated: “We are very pleased with the Company’s performance for the quarter and the fiscal year, including record earnings for the year, exceptional asset growth, robust deposit growth, and strong contributions to earnings from the mortgage banking and U.S. Small Business Administration (“SBA”) lending segments. The core banking, mortgage banking and SBA lending segments continue to grow significantly and the lending pipelines for each are very healthy entering into our new fiscal year.”

Net interest income increased $4.3 million, or 11.9%, to $40.1 million for the year ended September 30, 2019 as compared to 2018. The increase in net interest income is due to an $8.8 million increase in interest income, which was partially offset by a $4.6 million increase in interest expense. Interest income increased due to an increase in the average balance of interest-earning assets of $132.4 million, from $929.2 million for 2018 to $1.06 billion for 2019, and an increase in the weighted average tax-equivalent yield, from 4.67% for 2018 to 4.91% for 2019. Interest expense increased due to an increase in the average balance of interest-bearing liabilities of $106.3 million, from $743.3 million for 2018 to $849.6 million for 2019, and an increase in the average cost of interest-bearing liabilities, from 0.85% for 2018 to 1.28% for 2019. These increases for the 2019 fiscal year included an increase in subordinated debt interest expense of $1.2 million, including amortization of debt issuance costs, and an increase of $19.1 million in subordinated debt included in the average balance of interest-bearing liabilities, net of debt issuance costs. The increase in the average cost of interest-bearing liabilities for 2019 was due primarily to increasing market interest rates on deposits and short-term funding alternatives including FHLB advances and brokered deposits, and the subordinated debt’s average cost of 6.48%, including amortization of debt issuance costs. Additional details are included in the “Summarized Consolidated Average Balance Sheets” table at the end of this release.

The Company recognized $1.5 million in provision for loan losses for the year ended September 30, 2019, compared to $1.4 million in provision for loan losses recognized in 2018. Nonperforming loans, which consist of nonaccrual loans and loans over 90 days past due and still accruing interest, increased $907,000, from $4.3 million at September 30, 2018 to $5.2 million at September 30, 2019. The Company recognized net charge-offs of $746,000 for the year ended September 30, 2019 compared to $122,000 in 2018. The increase in net charge-offs is due primarily to charge-offs of the unguaranteed portions of SBA loans.

Noninterest income increased $30.6 million for the year ended September 30, 2019 as compared to 2018. The increase was due primarily to an increase in mortgage banking income of $30.7 million and a $589,000 increase in real estate lease income. These increases were partially offset by a decrease in the net gain on sale of loans guaranteed by the SBA of $924,000. The increase in mortgage banking income is due to production from the secondary-market residential mortgage lending segment that commenced operations in April 2018. The Bank’s SBA lending activities are performed under Q2 Business Capital, LLC (“Q2”), which specializes in the origination and servicing of SBA loans. The Bank owns 51% of Q2 with the option to purchase the minority interest in September 2020. Gross revenues and expenses related to Q2 are reported in the consolidated statements of income and the net income or net loss attributable to noncontrolling interests is then subtracted (in the case of net income) or added (in the case of net loss) to arrive at net income attributable to the Company. Additional details regarding the financial performance of the mortgage banking and SBA lending segments are included in the “Segmented Statements of Income Information” table at the end of this release.

Noninterest expense increased $29.4 million for the year ended September 30, 2019 as compared to 2018. The increase was due primarily to increases in compensation and benefits, occupancy and equipment, and other operating expense of $23.2 million, $2.5 million and $2.0 million, respectively. The increase in compensation and benefits expense is attributable to the addition of new employees to support the growth of the Company, including its mortgage banking and SBA lending activities, and normal salary and benefits adjustments. The increase in occupancy and equipment expense is primarily attributable to increases in lease and rental, depreciation and equipment, and software licensing expenses that are all primarily related to the mortgage banking segment.

The Company recognized income tax expense of $3.1 million for the year ended September 30, 2019, for an effective tax rate of 15.4%, as compared to income tax expense of $2.4 million, for an effective tax rate of 16.4%, for 2018.

Results of Operations for the Three Months Ended September 30, 2019 and 2018

The Company reported net income of $5.3 million, or $2.24 per diluted share, for the three months ended September 30, 2019 compared to net income of $2.7 million, or $1.15 per diluted share, for the three months ended September 30, 2018, resulting in an increase of 95% on a per share basis. Net income for the quarter ended September 30, 2018 was negatively impacted by a loss of $109,000, net of taxes, related to the new secondary-market mortgage lending division and decreased income from SBA lending activities.

Net interest income increased $1.2 million, or 12.9%, to $10.8 million for the three months ended September 30, 2019 as compared to the same period in 2018. The increase in net interest income is due to a $2.4 million increase in interest income, which was partially offset by a $1.2 million increase in interest expense. Interest income increased due to an increase in the average balance of interest-earning assets of $151.8 million, from $976.6 million for 2018 to $1.13 billion for 2019, and an increase in the weighted-average tax-equivalent yield, from 4.79% for 2018 to 5.00% for 2019. Interest expense increased due to an increase in the average balance of interest-bearing liabilities of $143.2 million, from $765.5 million for 2018 to $908.7 million for 2019, and an increase in the average cost of interest-bearing liabilities, from 0.96% for 2018 to 1.35% for 2019. These increases for the three months ended September 30, 2019, included an increase in subordinated debt interest expense of $285,000, including amortization of debt issuance costs, and an increase of $17.4 million in subordinated debt included in the average balance of interest-bearing liabilities, net of debt issuance costs. The increase in the average cost of interest-bearing liabilities for the three months ended September 30, 2019 was due primarily to increasing market interest rates on deposits and short-term funding alternatives including FHLB advances and brokered deposits and the subordinated debt’s average cost of 6.45%, including amortization of debt issuance costs. Additional details are included in the “Summarized Consolidated Average Balance Sheets” table at the end of this release.

The Company recognized $471,000 in provision for loan losses for the three months ended September 30, 2019, compared to $254,000 in provision for loan losses recognized in the same period in 2018. The Company recognized net charge-offs of $47,000 for the three months ended September 30, 2019 compared to net recoveries of $43,000 for the same period in 2018.

Noninterest income increased $13.8 million for the three months ended September 30, 2019 as compared to the same period in 2018. The increase was due primarily to an increase in mortgage banking income of $13.0 million and an increase in gain the sale of SBA loans of $661,000 when compared to the same period in 2018. The increase in mortgage banking income is due to production from the secondary-market residential mortgage lending segment that commenced operations in April 2018. Additional details regarding the financial performance of the mortgage banking and SBA lending segments are included in the “Segmented Statements of Income Information” table at the end of this release.

Noninterest expense increased $11.5 million for the three months ended September 30, 2019 as compared to the same period in 2018. The increase was due primarily to increases in compensation and benefits, advertising, and occupancy and equipment expenses of $9.5 million, $711,000 and $707,000, respectively. The increase in compensation and benefits expense is attributable to the addition of new employees to support the growth of the Company, including its mortgage banking and SBA lending activities, and normal salary and benefits adjustments. The increase in advertising is primarily due to the new mortgage banking segment. The increase in occupancy and equipment expense is primarily attributable to increases in lease and rental, depreciation and equipment, and software licensing expenses that are all primarily related to the new mortgage banking segment.

The Company recognized income tax expense of $1.4 million for the three months ended September 30, 2019, for an effective tax rate of 19.4%, as compared to income tax expense of $766,000, for an effective tax rate of 20.6%, for the same period in 2018.

Comparison of Financial Condition at September 30, 2019 and September 30, 2018

Total assets increased $188.2 million, from $1.03 billion at September 30, 2018 to $1.22 billion at September 30, 2019. Net loans increased $106.4 million during the year ended September 30, 2019, due primarily to continued growth in the commercial real estate and SBA loan portfolios. Residential mortgage loans held for sale also increased by $70.0 million during the year ended September 30, 2019 due to increased production from the mortgage banking segment. Total liabilities increased $167.2 million primarily due to a $132.5 million increase in Federal Home Loan Bank borrowings and a $23.3 million increase in total deposits.

Common stockholders’ equity increased $22.3 million, from $98.8 million at September 30, 2018 to $121.1 million at September 30, 2019, due primarily to retained net income of $14.7 million and net unrealized gains of $6.9 million on the available-for-sale securities portfolio. At September 30, 2019 and September 30, 2018, the Bank was considered “well-capitalized” under applicable regulatory capital guidelines.

Prior Period Restatement

On November 19, 2019, the Company filed with the Securities and Exchange Commission a Current Report on Form 8-K to report the Company’s conclusion that its interim consolidated financial statements, and related notes, contained in its Form 10-Q for the period ended June 30, 2019 should no longer be relied upon. The accounting matters underlying this conclusion relate primarily to significant accounting assumptions used in the fair value calculations for interest rate lock commitments and mortgage loans held-for-sale relating to the Company’s mortgage banking operations segment and unrecognized accruals for incentive compensation related to such segment. All financial information at June 30, 2019 and for periods then ended contained in this earnings release have been restated accordingly.

First Savings Bank has fifteen offices in the Indiana communities of Clarksville, Jeffersonville, Charlestown, Sellersburg, New Albany, Georgetown, Corydon, Lanesville, Elizabeth, English, Marengo, Salem, Odon and Montgomery. Access to First Savings Bank accounts, including online banking and electronic bill payments, is available anywhere with Internet access through the Bank's website at www.fsbbank.net.

This release may contain forward-looking statements within the meaning of the federal securities laws. These statements are not historical facts; rather, they are statements based on the Company's current expectations regarding its business strategies and their intended results and its future performance. Forward-looking statements are preceded by terms such as "expects," "believes," "anticipates," "intends" and similar expressions.

Forward-looking statements are not guarantees of future performance. Numerous risks and uncertainties could cause or contribute to the Company's actual results, performance and achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that may cause or contribute to these differences include, without limitation, changes in general economic conditions, including changes in market interest rates and changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; and other factors disclosed periodically in the Company's filings with the Securities and Exchange Commission.

Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this report or made elsewhere from time to time by the Company or on its behalf. Except as may be required by applicable law or regulation, the Company assumes no obligation to update any forward-looking statements.

Contact:

Tony A. Schoen, CPA

Chief Financial Officer

812-283-0724

FIRST SAVINGS FINANCIAL GROUP, INC.

CONSOLIDATED FINANCIAL HIGHLIGHTS

YEARS ENDED SEPTEMBER 30, 2019 AND 2018

	Three Months Ended		Years Ended
	September 30,		September 30,
OPERATING DATA:	2019	2018	2019	2018
(In thousands, except share and per share data)

Total interest income	$13,829	$11,381	$50,995	$42,159
Total interest expense	3,069	1,842	10,906	6,337

Net interest income	10,760	9,539	40,089	35,822
Provision for loan losses	471	254	1,463	1,353

Net interest income after provision for loan losses	10,289	9,285	38,626	34,469

Total noninterest income	18,340	4,568	43,854	13,295
Total noninterest expense	21,606	10,143	62,390	33,006

Income before income taxes	7,023	3,710	20,090	14,758
Income tax expense	1,359	766	3,095	2,422

Net income	5,664	2,944	16,995	12,336

Less: Net income attributable to noncontrolling interests	343	200	818	1,434

Net income attributable to the Company	$5,321	$2,744	$16,177	$10,902

Net income per share, basic	$2.28	$1.20	$6.99	$4.83
Weighted average shares outstanding, basic	2,337,472	2,277,709	2,315,697	2,258,020

Net income per share, diluted	$2.24	$1.15	$6.82	$4.60
Weighted average shares outstanding, diluted	2,378,221	2,379,520	2,372,084	2,372,554

Performance rates (three-month data annualized)
Return on average assets	1.75%	1.06%	1.42%	1.11%
Return on average common stockholders' equity	18.12%	11.16%	15.00%	11.37%
Interest rate spread	3.65%	3.83%	3.63%	3.82%
Net interest margin	3.92%	4.04%	3.88%	3.99%
Efficiency ratio (1)	74.79%	73.01%	74.51%	63.96%

	September 30,	September 30,	Increase
FINANCIAL CONDITION DATA:	2019	2018	(Decrease)
(In thousands, except per share data)

Total assets	$1,222,579	$1,034,406	$188,173
Cash and cash equivalents	41,432	42,274	(842)
Investment securities	179,638	186,980	(7,342)
Loans held for sale	96,070	32,125	63,945
Gross loans	820,698	713,594	107,104
Allowance for loan losses	10,040	9,323	717
Interest earning assets	1,130,095	963,581	166,514
Goodwill	9,848	9,848	-
Core deposit intangibles	1,416	1,727	(311)
Noninterest-bearing deposits	173,072	167,705	5,367
Interest-bearing deposits	661,312	643,407	17,905
FHLB borrowings	222,544	90,000	132,544
Total liabilities	1,101,322	934,161	167,161
Stockholders' equity, net of noncontrolling interests	121,053	98,813	22,240

Book value per share	$51.51	$43.11	$8.40
Tangible book value per share (1)	46.71	38.06	8.65

Non-performing assets:
Nonaccrual loans	$5,168	$4,182	$986
Accruing loans past due 90 days	12	91	(79)
Total non-performing loans	5,180	4,273	907
Foreclosed real estate	55	103	(48)
Troubled debt restructurings classified as performing loans	7,265	9,145	(1,880)
Total non-performing assets	$12,500	$13,521	$(1,021)

Asset quality ratios:
Allowance for loan losses as a percent of total gross loans	1.22%	1.31%	-0.08%
Allowance for loan losses as a percent of nonperforming loans	193.82%	218.18%	-24.36%
Nonperforming loans as a percent of total gross loans	0.63%	0.60%	0.03%
Nonperforming assets as a percent of total assets	1.02%	1.31%	-0.28%

(1) See reconciliation of GAAP and Non-GAAP financial measures for additional information relating to calculation of this item.

RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES (UNAUDITED):

The following non-GAAP financial measures used by the Company provide information useful to investors in understanding the Company's performance.  The Company believes the financial measures presented below are important because of their widespread use by investors as a means to evaluate capital adequacy and earnings.  The following table summarizes the non-GAAP financial measures derived from amounts reported in the Company's consolidated financial statements and reconciles those non-GAAP financial measures with the comparable GAAP financial measures.

	Three Months Ended		Years Ended
	September 30,		September 30,
Net Income	2019	2018	2019	2018
(In thousands)
Net income attributable to the Company (non-GAAP)	$5,321	$2,767	$16,177	$12,240
Less: Merger-related expenses, net of tax effect	-	(23)	-	(979)
Less: Secondary-market residential mortgage lending division
initial operating expenses, net of tax effect	-	-	-	(481)
Less: Effect of adjustment to deferred taxes due to tax law change	-	-	-	122
Net income attributable to the Company (GAAP)	$5,321	$2,744	$16,177	$10,902

	Three Months Ended		Years Ended
	September 30,		September 30,
Net Income per Share, Diluted	2019	2018	2019	2018

Net income per share, diluted (non-GAAP)	$2.24	$1.16	$6.82	$5.16
Less: Merger-related expenses, net of tax effect	-	(0.01)	-	(0.41)
Less: Secondary-market residential mortgage lending division
initial operating expenses, net of tax effect	-	-	-	(0.20)
Less: Effect of adjustment to deferred taxes due to tax law change	-	-	-	0.05
Net income per share, diluted (GAAP)	$2.24	$1.15	$6.82	$4.60

	Three Months Ended		Years Ended
	September 30,		September 30,
Efficiency Ratio	2019	2018	2019	2018
(In thousands)
Noninterest expense (GAAP)	$21,606	$10,143	$62,390	$33,006

Net interest income (GAAP)	10,760	9,539	40,089	35,822

Noninterest income (GAAP)	18,340	4,568	43,854	13,295

Efficiency ratio (GAAP)	74.25%	71.90%	74.32%	67.20%

Noninterest expense (GAAP)	$21,606	$10,143	$62,390	$33,006
Less: Merger-related expenses	-	(23)	-	(1,303)
Less: Secondary-market residential mortgage lending division
net initial operating expenses	-	-	-	(661)
Noninterest expense (non-GAAP)	21,606	10,120	62,390	31,042

Net interest income (GAAP)	10,760	9,539	40,089	35,822

Noninterest income (GAAP)	18,340	4,568	43,854	13,295
Less: Income on tax credit investment	(210)	(245)	(210)	(585)
Noninterest income (Non-GAAP)	$18,130	$4,323	$43,644	$12,710

Efficiency ratio (excluding nonrecurring items) (non-GAAP)	74.79%	73.01%	74.51%	63.96%

	September 30,	September 30,
Tangible Book Value Per Share	2019	2018
(In thousands, except share and per share data)

Stockholders' equity, net of noncontrolling interests (GAAP)	$121,053	$98,813
Less: goodwill and core deposit intangibles	(11,264)	(11,575)
Tangible equity (non-GAAP)	$109,789	$87,238

Outstanding common shares	2,350,229	2,292,021

Tangible book value per share (non-GAAP)	$46.71	$38.06

Book value per share (GAAP)	$51.51	$43.11

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED):

	As of
Summarized Consolidated Balance Sheets	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands, except per share data)	2019	2019	2019	2018	2018
Total cash and cash equivalents	$41,432	$65,105	$40,442	$36,344	$42,274
Total investment securities	179,638	182,421	193,547	188,830	186,980
Total loans, net of allowance for loan losses	810,658	796,994	762,661	734,061	704,271
Total assets	1,222,579	1,228,953	1,129,722	1,073,989	1,034,406

Total deposits	834,384	888,145	824,770	832,073	811,112
Total borrowings from the Federal Home Loan Bank	222,544	189,255	160,938	107,019	90,000

Stockholders' equity, net of noncontrolling interests	121,053	114,971	108,688	102,968	98,813
Noncontrolling interests in subsidiary	204	176	1,241	1,593	1,432
Total equity	121,257	115,147	109,929	104,561	100,245

Outstanding common shares	2,350,229	2,350,229	2,344,836	2,304,310	2,292,021

	Three Months Ended
Summarized Consolidated Statements of Income	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands, except per share data)	2019	2019	2019	2018	2018
Total interest income	$13,829	$13,058	$12,307	$11,801	$11,381
Total interest expense	3,069	3,166	2,446	2,225	1,842
Net interest income	10,760	9,892	9,861	9,576	9,539
Provision for loan losses	471	337	340	315	254
Net interest income after provision for loan losses	10,289	9,555	9,521	9,261	9,285

Total noninterest income	18,340	12,644	7,089	5,781	4,568
Total noninterest expense	21,606	16,488	12,880	11,416	10,143
Income before income taxes	7,023	5,711	3,730	3,626	3,710
Income tax expense	1,359	748	466	522	766
Net income	5,664	4,963	3,264	3,104	2,944
Less: net income (loss) attributable to noncontrolling interests	343	571	(269)	173	200
Net income attributable to the Company	$5,321	$4,392	$3,533	$2,931	$2,744

Net income per share, basic	$2.28	$1.88	$1.53	$1.28	$1.20
Weighted average shares outstanding, basic	2,337,472	2,333,502	2,307,155	2,284,665	2,277,709

Net income per share, diluted	$2.24	$1.85	$1.50	$1.24	$1.15
Weighted average shares outstanding, diluted	2,378,221	2,373,578	2,360,004	2,371,480	2,379,520

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Consolidated Performance Ratios (Annualized)	2019	2019	2019	2018	2018
Return on average assets	1.75%	1.50%	1.28%	1.11%	1.06%
Return on average equity	19.28%	17.95%	12.34%	12.35%	11.83%
Return on average common stockholders' equity	18.12%	15.90%	13.55%	11.82%	11.16%
Net interest margin (tax equlivalent basis)	3.92%	3.72%	3.92%	3.98%	4.04%
Efficiency ratio (excluding nonrecurring items) (non-GAAP)	74.79%	73.16%	75.99%	74.34%	73.01%

	As of or for the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Consolidated Asset Quality Ratios	2019	2019	2019	2018	2018
Nonperforming loans as a percentage of total loans	0.63%	0.63%	0.70%	0.62%	0.60%
Nonperforming assets as a percentage of total assets	1.02%	1.09%	1.23%	1.28%	1.31%
Allowance for loan losses as a percentage of total loans	1.22%	1.19%	1.29%	1.29%	1.31%
Allowance for loan losses as a percentage of nonperforming loans	193.82%	188.29%	184.96%	208.77%	218.18%
Net charge-offs (recoveries) to average outstanding loans	0.01%	0.08%	0.00%	0.00%	-0.01%

As previously discussed, financial information at June 30, 2019 and for periods then ended contained in this earnings release have been restated.

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED) (CONTINUED):

	Three Months Ended
Segmented Statements of Income Information	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands, except per share data)	2019	2019	2019	2018	2018
Net interest income - Core Banking	$9,178	$8,739	$8,817	$8,574	$8,537
Net interest income - SBA Lending (Q2)	1,237	1,066	934	908	933
Net interest income - Mortgage Banking	345	87	110	94	69
Total net interest income	$10,760	$9,892	$9,861	$9,576	$9,539

Provision for loan losses - Core Banking	$104	$162	$(492)	$(16)	$17
Provision for loan losses - SBA Lending (Q2)	367	175	832	331	237
Provision for loan losses - Mortgage Banking	-	-	-	-	-
Total provision for loan losses	$471	$337	$340	$315	$254

Net interest income after provision for loan losses - Core Banking	$9,074	$8,577	$9,309	$8,590	$8,520
Net interest income after provision for loan losses - SBA Lending (Q2)	870	891	102	577	696
Net interest income after provision for loan losses - Mortgage Banking	345	87	110	94	69
Total net interest income after provision for loan losses	$10,289	$9,555	$9,521	$9,261	$9,285

Noninterest income - Core Banking	$1,582	$1,351	$1,337	$1,380	$1,735
Noninterest income - SBA Lending (Q2)	1,715	1,658	673	1,137	875
Noninterest income - Mortgage Banking	15,043	9,635	5,079	3,264	1,958
Total noninterest income	$18,340	$12,644	$7,089	$5,781	$4,568

Noninterest expense - Core Banking	$7,521	$7,576	$6,995	$6,586	$6,771
Noninterest expense - SBA Lending (Q2)	1,883	1,385	1,322	1,362	1,162
Noninterest expense - Mortgage Banking	12,202	7,527	4,563	3,468	2,210
Total noninterest expense	$21,606	$16,488	$12,880	$11,416	$10,143

Income before income taxes - Core Banking	$3,135	$2,352	$3,651	$3,384	$3,484
Income (loss) before income taxes - SBA Lending (Q2)	702	1,164	(547)	352	409
Income (loss) before income taxes - Mortgage Banking	3,186	2,195	626	(110)	(183)
Total income before income taxes	$7,023	$5,711	$3,730	$3,626	$3,710

Income tax expense (benefit) - Core Banking	$472	51	379	505	760
Income tax expense (benefit) - SBA Lending (Q2)	90	148	(70)	45	52
Income tax expense (benefit) - Mortgage Banking	797	549	157	(28)	(46)
Total income tax expense	$1,359	$748	$466	$522	$766

Net income - Core Banking	$2,663	$2,301	$3,272	$2,879	$2,724
Net income (loss) - SBA Lending (Q2)	612	1,016	(477)	307	357
Net income (loss) - Mortgage Banking	2,389	1,646	469	(82)	(137)
Total net income	$5,664	$4,963	$3,264	$3,104	$2,944

Net income attributable to the Company - Core Banking	$2,663	$2,301	$3,272	$2,879	$2,724
Net income (loss) attributable to the Company - SBA Lending (Q2)	269	445	(208)	134	157
Net income (loss) attributable to the Company - Mortgage Banking	2,389	1,646	469	(82)	(137)
Total net income attributable to the Company	$5,321	$4,392	$3,533	$2,931	$2,744

Net income per share, basic - Core Banking	$1.14	$0.98	$1.42	$1.26	$1.19
Net income (loss) per share, basic - SBA Lending (Q2)	0.12	0.19	(0.09)	0.06	0.07
Net income (loss) per share, basic - Mortgage Banking	1.02	0.71	0.20	(0.04)	(0.06)
Total net income per share, basic	$2.28	$1.88	$1.53	$1.28	$1.20

Net income per share, diluted - Core Banking	$1.13	$0.97	$1.39	$1.21	$1.14
Net income (loss) per share, diluted - SBA Lending (Q2)	0.11	0.19	(0.09)	0.06	0.07
Net income (loss) per share, diluted - Mortgage Banking	1.00	0.69	0.20	(0.03)	(0.06)
Total net income per share, diluted	$2.24	$1.85	$1.50	$1.24	$1.15

	Three Months Ended
SBA Lending (Q2) Data	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands, except percentage data)	2019	2019	2019	2018	2018
Final funded loans guaranteed portion sold, SBA	$19,471	$22,310	$9,133	$12,943	$12,109

Gross gain on sales of loans, SBA	$2,138	$2,085	$977	$1,203	$1,246
Weighted average gross gain on sales of loans, SBA	10.98%	9.35%	10.70%	9.29%	10.29%

Net gain on sales of loans, SBA (1)	$1,569	$1,515	$521	$964	$907
Weighted average net gain on sales of loans, SBA	8.06%	6.79%	5.70%	7.45%	7.49%

(1) Net of commissions, referral fees, SBA repair fees and discounts on unguaranteed portions held-for-investment, and inclusive of gains on servicing assets

As previously discussed, financial information at June 30, 2019 and for periods then ended contained in this earnings release have been restated.

	Three Months Ended
Mortgage Banking Data	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands, except percentage data)	2019	2019	2019	2018	2018

Mortgage originations for sale in the secondary market	447,616	258,743	110,680	66,046	38,976

Mortgage sales	447,819	204,565	102,022	60,409	31,768

Gross gain on sales of loans, mortgage banking	14,244	7,335	3,715	2,071	1,067
Weighted average gross gain on sales of loans, mortgage banking	3.18%	3.59%	3.64%	3.43%	3.36%

Net mortgage banking income (2)	15,033	9,611	5,074	3,289	2,059

(2) Net of lender credits and other investor expenses, and inclusive of loan fees, fair value adjustments and gains (losses) on derivative instruments

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED) (CONTINUED):

	Three Months Ended
Summarized Consolidated Average Balance Sheets	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands)	2019	2019	2019	2018	2018

Interest-earning assets
Average balances:
Interest-bearing deposits with banks	$52,736	$38,332	$36,317	$30,271	$26,716
Loans	891,477	859,525	802,652	763,637	745,078
Investment securities	156,070	163,185	161,170	156,570	157,834
Agency mortgage-backed securities	15,178	21,993	24,682	29,133	37,393
FRB and FHLB stock	13,020	12,505	10,196	10,171	9,621
Total interest-earning assets	$1,128,481	$1,095,540	$1,035,017	$989,782	$976,642

Interest income (tax equlivalent basis):
Interest-bearing deposits with banks	$277	$205	$221	$153	$138
Loans	11,788	10,924	10,227	9,828	9,349
Investment securities	1,762	1,877	1,819	1,783	1,822
Agency mortgage-backed securities	105	152	179	193	274
FRB and FHLB stock	184	196	142	121	119
Total interest income (tax equivalent basis)	$14,116	$13,354	$12,588	$12,078	$11,702

Weighted average yield (tax equlivalent basis, annualized):
Interest-bearing deposits with banks	2.10%	2.14%	2.43%	2.02%	2.07%
Loans	5.29%	5.08%	5.10%	5.15%	5.02%
Investment securities	4.52%	4.60%	4.51%	4.56%	4.62%
Agency mortgage-backed securities	2.77%	2.76%	2.90%	2.65%	2.93%
FRB and FHLB stock	5.65%	6.27%	5.57%	4.76%	4.95%
Total interest-earning assets	5.00%	4.88%	4.86%	4.88%	4.79%

Interest-bearing liabilities
Average balances:
Interest-bearing deposits	$712,692	$684,736	$693,127	$651,060	$664,526
Repurchase agreements	250	1,354	1,353	1,352	1,351
Fed funds purchased	130	-	-	-	-
Borrowings from Federal Home Loan Bank	175,912	178,707	114,044	104,999	97,262
Other borrowings	19,718	19,701	19,684	19,667	2,352
Total interest-bearing liabilities	$908,702	$884,498	$828,208	$777,078	$765,491

Interest expense:
Interest-bearing deposits	$1,965	$1,948	$1,607	$1,424	$1,389
Repurchase agreements	-	1	1	1	-
Fed funds purchased	1	-	-	-	-
Borrowings from Federal Home Loan Bank	785	898	520	478	420
Other borrowings	318	319	318	322	33
Total interest expense	$3,069	$3,166	$2,446	$2,225	$1,842

Weighted average cost (annualized):
Interest-bearing deposits	1.10%	1.14%	0.93%	0.87%	0.84%
Repurchase agreements	0.00%	0.30%	0.30%	0.30%	0.00%
Fed funds purchased	3.08%	0.00%	0.00%	0.00%	0.00%
Borrowings from Federal Home Loan Bank	1.78%	2.01%	1.82%	1.82%	1.73%
Other borrowings	6.45%	6.48%	6.46%	6.55%	5.61%
Total interest-bearing liabilities	1.35%	1.43%	1.18%	1.15%	0.96%

Interest rate spread (tax equlivalent basis, annualized)	3.65%	3.45%	3.68%	3.73%	3.83%

Net interest margin (tax equlivalent basis, annualized)	3.92%	3.72%	3.92%	3.98%	4.04%

As previously discussed, financial information at June 30, 2019 and for periods then ended contained in this earnings release have been restated.